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                                  EXHIBIT 10.73

                               Third Amendment to

                           Purchase and Sale Agreement

                             dated January 20, 2004

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                                 THIRD AMENDMENT

                                       TO

                           PURCHASE AND SALE AGREEMENT

                                 by and between

                      Niles Lifestyle Limited Partnership,

                                   as Seller,

                                       and

                  CNL Retirement Corp., a Florida corporation,

                                  as Purchaser

                                January 20, 2004

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                                 THIRD AMENDMENT

                                       TO

                           PURCHASE AND SALE AGREEMENT

         THIS THIRD AMENDMENT TO PURCHASE AND SALE AGREEMENT (this "Amendment") is made effective as of January 20, 2004, by and between Niles Lifestyle Limited Partnership, an Illinois limited partnership (the "Seller"), and CNL Retirement Corp., a Florida corporation ("Purchaser").

                              W I T N E S S E T H:

         WHEREAS, Seller and Purchaser entered into a Purchase and Sale Agreement dated as of December 19, 2003 and amended by that certain First Amendment to Purchase and Sale Agreement dated effective December 31, 2003 and by that certain Second Amendment to Purchase and Sale Agreement dated effective January 5, 2004 (collectively, the "Original Agreement") with respect to the purchase and sale of a senior living facility located on the land more particularly described on Schedule A to the Original Agreement.

         WHEREAS, Seller and Purchaser wish to amend the Original Agreement as set forth in this Amendment.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, Seller and Purchaser hereby agree as follows:

SECTION 1. DEFINITIONS.

         Capitalized terms used in this Amendment and not defined elsewhere herein shall have the meanings set forth on the Original Agreement.

SECTION 2. INSURANCE.

         2.1 Insurance. Purchaser and Seller agree that it shall be a condition of Closing that the Insurance Program Condition shall be satisfied on the Closing Date. For the sake of clarification, Purchaser and Seller acknowledge that (i) the Three Million One Hundred Forty-Nine Thousand Three Hundred Seven Dollars ($3,149,307) budget in the definition of Insurance Program Condition does not include worker's compensation insurance and (ii) the Insurance Program Condition shall be satisfied if Seller's general liability/professional liability insurance coverage is on the risk management program currently in effect with respect to the Property with all other insurance coverage satisfying Article 9 (Insurance) of the Lease provided that such insurance in the aggregate satisfies the cost parameters set forth in the definition of Insurance Program Condition.

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SECTION 3. AMENDMENTS.

         3.1 The first sentence of Section 3.1 (Closing) to the Original Agreement is hereby deleted in its entirety and the following sentence is substituted therefor:

                  "The purchase, sale and lease of the Properties and other transactions contemplated hereby shall be consummated on a date (the "Closing Date") that is mutually agreeable to all of the parties but no later than February 5, 2004, as such date may be extended pursuant to the express terms and conditions of this Agreement (the "Closing")."

         3.2 Section 10.2(a) of the Original Agreement is hereby amended by increasing the amount includable in the determination of rent by Five Hundred Fifty Thousand Dollars ($550,000) from Five Million Eight Hundred Thousand Dollars ($5,800,000) to Six Million Three Hundred Fifty Thousand Dollars ($6,350,000).

         3.3 The definition of Third-Party Costs set forth in Section 10.2(b) of the Original Agreement is hereby amended by the addition of the following subsection (xv):

                  ", (xv) a fee to Collateral Mortgage Capital, LLC in connection with the transfer to Collateral Mortgage Capital, LLC of the servicing rights to the Loan,"

SECTION 4. INSURANCE TERMINATION NOTICE.

         The parties hereby acknowledge that the deadline for the delivery of the Insurance Termination Notice has expired and the Purchaser has waived its right to deliver the Insurance Termination Notice.

SECTION 5. MISCELLANEOUS.

         5.1 Notices. Any and all notices, demands, consents, approvals, offers, elections and other communications required or permitted under this Amendment shall be delivered as set forth under Section 12.4 of the Original Agreement.

         5.2 Counterparts, Etc. This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures shall be deemed originals for purposes of determining the enforceability of this Amendment. This Amendment constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and shall supersede and take the place of any other instruments purporting to be an agreement of the parties hereto relating to the subject matter hereof. The Original Agreement as amended by this Amendment may not be amended or modified in any respect other than by the written agreement of all of the parties hereto.

         5.3 Ratification. Except as amended by this Amendment, the terms of the Original Agreement are hereby ratified and confirmed in all respects.

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         IN WITNESS WHEREOF, the parties have caused this Third Amendment to
Purchase and Sale Agreement to be executed as a sealed instrument as of the date first hereinabove written.

                               SELLER:

                               NILES LIFESTYLE LIMITED PARTNERSHIP,
                               an Illinois limited partnership

                               By:  Niles Lifestyle Gen-Par, L.L.C.,
                                    a Delaware limited liability company,
                                    its general partner

                                    By: /s/ Jon A. DeLuca
                                        -----------------------------------
                                        Jon A. DeLuca, Vice President and
                                        Chief Financial Officer

                               PURCHASER:

                               CNL RETIREMENT CORP., A FLORIDA CORPORATION

                                    By: /s/ Marcel Verbaas
                                        ----------------------------------
                                        Marcel Verbaas
                                        Chief Investment Officer